Exhibit 99.1

Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Board Declared Quarterly Cash Dividend

LOS ANGELES, September 8, 2026 – Korn Ferry (NYSE:KFY), a global consulting firm, today announced its Board of Directors has declared a cash dividend of $0.55 per share that will be payable on October 15, 2026 to shareholders of record on September 22, 2026.
“We are pleased to pay another quarterly dividend. Our continued return of capital to shareholders reflects the confidence we have in Korn Ferry’s strategic direction and long-term outlook,” said Gary D. Burnison, CEO, Korn Ferry. “We remain focused on executing with discipline, investing in the opportunities that will drive sustainable impact and creating lasting value for our shareholders.”

About Korn Ferry
Korn Ferry is a global consulting firm that powers performance. We unlock the potential in your people and unleash transformation across your business—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change. That’s why the world’s most forward-thinking companies across every major industry turn to us—for a shared commitment to lasting impact and the bold ambition to Be More Than.
Forward-Looking Statements
Statements in this Press Release that relate to Korn Ferry’s goals, strategies, future plans and expectations, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “may”, “should”, “will”, “likely”, and “confidence”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry, including global and local political and economic developments, demand fluctuations, and those risks and uncertainties included in Korn Ferry’s periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled “Risk Factors” and “Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2026. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

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